EXHIBIT 8.1
Brown, Winick, Graves, Gross,
Baskerville and Schoenebaum, P.L.C.
ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000	Bruce Graves	Brenton D. Soderstrum	Alexander M. Johnson	Patents and Trademarks
DES MOINES, IOWA 50309-2510	Steven C. Schoenebaum	Michael D. Treinen	Rebecca A. Brommel	G. Brian Pingel
	Harold N. Schneebeck	Scott L. Long	Mark E. Roth	Camille L. Urban
TELEPHONE: (515) 242-2400	Paul D. Hietbrink	Ronni F. Begleiter	Tina R. Thompson	Adam W. Jones
FACSIMILE: (515) 283-0231	William C. Brown	Miranda L. Hughes	Catherine C. Cownie
	Richard K. Updegraff	Kelly D. Hamborg	Laura N. Martino
	Paul E. Carey	William E. Hanigan	Amy R. Piepmeier
	Douglas E. Gross	Mary A. Ericson	Elizabeth A. Coonan
	John D. Hunter	Michael J. Green	Britney L. Schnathorst
	James H. Gilliam	Michael A. Dee	Sara L. Keenan
URL: www.ialawyers.com	Robert D. Andeweg	Danielle Dixon Smid	Rebecca A. Reisinger
	Alice Eastman Helle	Brian P. Rickert	Leanna Daniels Whipple
	Michael R. Blaser	Valerie D. Bandstra	Kevin F. Howe
	Thomas D. Johnson	Ann Holden Kendell	Samantha S. Hartman
	Christopher R. Sackett	James S. Niblock	Judd W. Vande Voort	Of Counsel:
Offices in:	Sean P. Moore	Brian M. Green	William R. Gustoff	Richard W. Baskerville
West Des Moines, Iowa	Nancy S. Boyd	Dustin D. Smith	M. Michelle Nagle
Pella, Iowa	James L. Pray	Philip E. Stoffregen		Walter R. Brown (1921-2000)

WRITER’S DIRECT DIAL NO.
(515) 242-2416
WRITER’S DIRECT FAX NO.
(515) 323-8516
WRITER’S E-MAIL ADDRESS
carey@ialawyers.com
               , 2006
Board of Directors
Homeland Energy Solutions, LLC
951 North Linn Avenue
New Hampton, IA 50659
Re: 2006 Registration Statement on Form SB-2; Tax Matters
Dear Directors:
As counsel for Homeland Energy Solutions, LLC (the “Company”), we furnish the following opinion in connection with the proposed issuance by the Company of up to 95,000 of its membership interests (the “Units”).
We have acted as legal counsel to the Company in connection with its offering of the Units. As such, we have participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of a Form SB-2 Registration Statement dated July 21, 2006 relating to that offering (the “Registration Statement”).
You have requested our opinion as to matters of federal tax law that are described in the Registration Statement. We are assuming that the offering will be consummated and that the operations of the Company will be conducted in a manner consistent with that described in the Registration Statement. We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinion expressed below.
Based on the foregoing, all statements relating to the Company’s classification as a partnership for federal income tax purposes and the taxation of investors on their allocable share of the Company’s income, gains, losses and deductions recognized by the Company without regard to cash distributions as described in the Registration Statement under the heading, “Federal Income Tax Consequences of Owning Our Units” constitute our opinion. That section of the Registration Statement is a general description of the material federal income tax consequences

                , 2006

that are expected to arise from the ownership and disposition of Units, insofar as it relates to matters of law and legal conclusions. That section is the opinion of counsel on all material federal income tax consequences to prospective Unit holders of the ownership and disposition of Units.
Our opinion extends only to matters of law and does not extend to matters of fact. With limited exceptions, the discussion relates only to individual citizens and residents of the United States and has limited applicability to corporations, trusts, estates or nonresident aliens. The opinion expressed herein shall be effective as of the date of effectiveness of the Company’s Registration Statement. The opinion set forth herein is based upon known facts and existing law and regulations, all of which are subject to change prospectively and retroactively. We assume no obligation to revise or supplement such opinions as to future changes of law or fact.
An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of the indicated result nor is it an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.
We consent to the discussion in the Registration Statement of this opinion, the filing of this opinion as an exhibit to the Registration Statement and to the reference to our law firm in the Registration Statement.
Yours truly,
Paul E. Carey

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